UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022 (December 11, 2022)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On December 12, 2022, the Company entered into an employment agreement with Paul Warley, the Company’s newly appointed Chief Financial Officer. The terms of such agreement are summarized below.

Item 5.02   Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02 (b)	Departure of Chief Financial Officer.

Effective December 11, 2022, Michael Gilbreth resigned from his position as Chief Financial Officer of the Company. Mr. Gilbreth’s resignation did not result from any disagreement or difference of opinion with the Company with respect to its operations, policies, practices, internal controls, financial statements, audit scope limitations, audit reports, or management representations, nor was it otherwise connected in any way with the Company’s financial controls or audit procedures.

In connection with Mr. Gilbreth’s resignation as CFO, the Company and Mr. Gilbreth into a Separation Agreement and Release of Claims effective December 11, 2022 (the “Separation Agreement”). The terms of the Separation Agreement are summarized below.

Item 5.02 (c)	Appointment of New Chief Financial Officer.

Effective December 12, 2022, the Company’s board of directors appointed Paul Warley as the Company’s new Chief Financial Officer. Mr. Warley will not serve as a member of the Company’s board of directors.

Paul Warley, age 61, has significant experience in corporate turnarounds, restructuring, cross-border trade and capital advisory work. From 2015 to 2022, Mr. Warley was president of Warley & Company LLC, a strategic advisory firm providing executive management, capital advisory and M&A services to middle-market companies in the service, construction, technology, oil & gas, clean energy, food, retail and green-building sectors. While at Warley & Company, from 2018 to 2019 Mr Warley was engaged as Chief Executive Officer and CFO of 360Imaging, a provider of products and services for implant surgery and digital dentistry. From 2011 to 2015, Mr. Warley served clients in the alternative energy industry as a managing director and additionally was Chief Compliance Officer with Deloitte Corporate Finance. From 1997 to 2011, Mr Warley was Managing Director and Region Manager for GE Capital. From 1984 to 1997, Mr. Warley was with Bank of America and Bankers Trust as a Senior Vice President.

Mr. Warley holds the Financial Industry Regulatory Authority Series 7, 24 and 63 licenses. He earned his B.S. degree in Business Administration from The Citadel (The Military College of South Carolina) and served in the U.S. Army, attaining the rank of Captain.

While at Warley & Company LLC, Mr. Warley provided corporate finance consulting services to BD1 Investment Holding LLC, the Company’s largest stockholder.

The Company entered into an Employment Agreement, dated December 12, 2022 (the “Employment Agreement”), with Mr. Warley. The terms of the Employment Agreement are summarized below.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

Gilbreth Separation Agreement

Under the Separation Agreement Mr. Gilbreth will be entitled, subject to his non-revocation of a general release of claims in favor of the Company, to the following separation benefits: (a) payment of ten (10) weeks’ salary equal to $35,576.92, fifty percent (50%) of which ($17,788.46) shall be payable on the first payroll period after effective date of the Separation Agreement, and the remaining fifty percent (50%) of which shall be payable on the next payroll period; and (b) payment of a bonus, which equals 60% of Mr. Gilbreth’s current salary, or $111,000, one-third (1/3) of which ($37,000) shall be payable with the December 28, 2022 payroll date, another one-third (1/3) of which ($37,000) shall be payable beginning the first payroll period after January 31, 2023, and the remaining one-third (1/3) of which ($37,000) shall be payable on the first payroll period after the filing by the Company of its Annual Report on Form 10-K for the year ending December 31, 2022.

Mr. Gilbreth has agreed to continue to assist the Company with transition matters in a consulting capacity during the next several months.

Warley Employment Agreement

The Employment Agreement provides for a term through December 31, 2025, subject to earlier termination by the Company and Mr. Warley as provided in the Employment Agreement.

The Employment Agreement provides that Mr. Warley will receive an annual base salary (“Base Salary”) of $305,000. Once the Company raises a minimum $10 million of new capital, then the Base Salary will increase to $350,000.

Mr. Warley will also be eligible for an annual incentive bonus of up to 75% of his Base Salary if the agreed bonus targets are achieved.

The Employment Agreement provides that Mr. Warley is eligible to participate in the Company’s standard benefit plans and programs. Mr. Warley will receive a moving allowance of up to $30,000 if he relocates his primary residence to Colorado.

As provided in the Employment Agreement, the Company has granted Mr. Warley an inducement grant of restricted stock units (“RSUs”) for an aggregate of 700,000 shares of Ascent’s common stock. This RSU grant was agreed to as an inducement material to Mr. Warley entering into employment with Ascent. The RSUs were agreed to and granted in accordance with Nasdaq Listing Rule 5635(c)(4).

20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs shall vest in equal monthly increments over the next thirty-six months. Any outstanding and unvested RSUs will accelerate and fully vest upon the earlier of (i) a change of control and (ii) the termination of Mr. Warley’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Warley without good reason.

The RSUs shall be settled in eight equal increments on the last business day of each calendar quarter beginning with the initial settlement date of December 31, 2024. Notwithstanding the foregoing, any RSUs that are then outstanding and vested will be settled upon the earlier of (i) a change of control and (ii) the termination of Mr. Warley’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Warley without good reason. At the election of the Company or Mr. Warley prior to each settlement date, the RSUs shall be “net settled” and the Company shall retain such number of shares for sale on behalf of Mr. Warley at a price equal to the fair market value of the shares on the settlement date as will be sufficient for the payment of withholding tax liability to satisfy obligation of Mr. Warley upon settlement of any RSUs.

Under the Employment Agreement, if the Company terminates Mr. Warley without cause or Mr. Warley terminates his employment for good reason or a change in control, Mr. Warley will be entitled to receive half of his Base Salary amount then in effect during the period from (i) the termination date through (ii) the end of the term of the Employment Agreement. In addition, all RSUs and other equity awards will be immediately vested and settled.

The Employment Agreement requires Mr. Warley to maintain the confidentiality of the Company’s proprietary information. The Employment Agreement also includes customary non-competition and non-solicitation provisions that Mr. Warley must comply with for a period of 12 months after termination of his employment with the Company.

***************

The above summary does not purport to be a complete summary of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

The above summary does not purport to be a complete summary of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference.

Item 8.01   Other Events.

On December 12, 2022, the Company issued (i) a press release regarding the appointment of Mr. Warley, and (ii) a press release regarding the inducement equity grant made to Mr. Warley. These press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Separation Agreement between the Company and Michael Gilbreth effective December 11, 2022
	10.2	Employment Agreement between the Company and Paul Warley dated December 12, 2022
	99.1	Press Release dated December 12, 2022 regarding appointment of new CFO
	99.2	Press Release dated December 12, 2022 regarding inducement equity grant made to new CFO
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 12, 2022	By:	/s/ Paul Warley
Name: Paul Warley
Title: Chief Financial Officer